Exhibit 10.15

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement) is made and entered into as of the 1st day of March, 2000, by and between Neff Corp., a Delaware Company (the “Company”), and Mark Irion, an individual (the “Executive”) (hereinafter collectively referred to as the “Parties”).

WHEREAS, the Executive and the Company have entered into a Severance Agreement, dated as of May 14, 1999 the “Severance Agreement”);

WHEREAS, the Company continues to desire to employ the Executive as Chief Financial Officer of the Company and the Executive continues to desire to serve the Company as its Chief Financial Officer;

WHEREAS, the Company and the Executive desire to terminate the Severance Agreement and set forth the terms of the Executive’s continued employment with the Company herein;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.                                      Term. Subject to the provisions for termination set forth in Section 8, the initial term of employment under this Agreement shall be for a period of three (3) years commencing on the date hereof and shall be automatically extended for additional one (1) year periods, unless one of the Parties shall give written notice to the other on or before the date which is six (6) months prior to the expiration of the current term of the Agreement of such Party’s election not to so extend this Agreement.

2.                                      Employment. The Executive shall be employed as Chief Financial Officer of the Company or in such other senior executive capacity as may be mutually agreed to in writing by the Parties. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity. The Executive shall report to the Chief Executive Officer of the Company.

3.                                      Base Salary and Bonus. The Company agrees to pay or cause to be paid to the Executive during the term of this Agreement a base salary at the rate of $160,000 per annum, which rate shall be reviewed at least annually by the Board of Directors of the Company (the “Board”) and may be changed in the Board’s discretion (hereinafter referred to as the “Base Salary”). Such Base Salary shall be payable in accordance with the Company’s customary practices applicable to its senior executives. In addition to the Base Salary, Executive shall be eligible annually for the term of his employment under this Agreement to receive a cash bonus in the discretion of the Board.

4.                                      Employee Benefits. The Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally including, without limitation all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans. The Executive’s participation in such plans, practices and programs shall be on the same basis and terms as are applicable to other similarly situated executives of the Company generally.

5.                                      Executive Benefits. The Executive shall be entitled to participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to executives of the Company including, but not limited to, the Company’s 401(k) Plan, the Company’s 1998 Stock Incentive Plan, the Company’s 1999 Stock Incentive Plan and any supplemental retirement, salary continuation, stock option, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans. Unless otherwise provided herein, or in the terms of such executive benefit or incentive compensation plans, the Executive’s participation in such plans shall be on the same basis and terms as other similarly situated executives of the Company, but in no event on a basis less favorable in terms of benefit levels or reward opportunities applicable to the Executive as in effect on the date hereof. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive’s entitlements hereunder.

6.                                      Other Benefits.

(a)                                         Fringe Benefits and Perquisites. The Executive shall be entitled to receive all fringe benefits and perquisites generally made available by the Company to similarly situated executives.

(b)                                         Expenses. The Executive shall be entitled to receive prompt reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder.

7.                                      Vacation and Sick Leave. At such reasonable times as the Board shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, in accordance with the following:

(a)                                         The Executive shall be entitled to annual vacation in accordance with the policies as periodically established by the Board for similarly situated executives of the Company.

(b)                                         In addition to the aforesaid paid vacations, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment for such additional periods of time and for such valid and legitimate reasons as the Board in its discretion may determine. Further, the Board shall be entitled to grant to the Executive a leave or leaves of absence with or without pay all such time or times and upon such terms and conditions as the Board in its discretion may determine.

(c)                                          The Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company’s policies as in effect from time to time.

8.                                      Termination. The Executive’s employment hereunder may be terminated under the following circumstances:

(a)                                         Disability. The Company may terminate the Executive’s employment after having established the Executive’s Disability. For purposes of this Agreement, “Disability” means a physical or mental infirmity which impairs the Executive’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days. A determination of Disability shall be made by a physician satisfactory to both the Executive and the Company, which physician’s determination as to Disability shall be made within 10 days of the request therefor and shall be binding on all parties; provided, however, that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician, which third physician’s determination as to Disability shall be binding on all parties. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the establishment of the Executive’s Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the Termination Date specified in a Notice of Termination (as each term is hereinafter defined) relating to the Executive’s Disability, the Executive shall be entitled to return to his position with the Company as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.

(b)                                         Cause. The Company may terminate the Executive’s employment for “Cause.” The Company shall be deemed to have terminated the Executive’s employment for “Cause” in the event that the Executive’s employment is terminated for any of the following reasons: (i) the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company; (ii) dishonesty or willful misconduct in the performance of duties; or (iii) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); provided, that no act or failure to act shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interests of the Company. Notwithstanding anything contained in this Agreement to the contrary no failure to perform by the Executive after Notice of Termination is given by the Company shall constitute Cause for purposes of this Agreement.

(c)                                          (i) Good Reason. The Executive may terminate his employment for “Good Reason.” For purposes of this Agreement, Good Reason shall mean the occurrence of any of the events or conditions described in this Section (c)(i):

(A)                      during the two (2) year period following a Change in Control (as defined):

(1)                                         a change in the Executive’s status, title, position or responsibilities (including reporting responsibilities) which, in the Executive’s reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive’s reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other titan for Good Reason;

(2)                                         a reduction in the Executive’s Base Salary or any failure to pay the Executive any compensation or benefits to which he is entitled within five (5) days of the date due;

(3)                                         a failure by the Company to increase the Executive’s Base Salary at least annually at a percentage of Base Salary no less than the average percentage increases granted to the Executive during the three most recent full years ended prior to a Change in Control;

(4)                                          the failure by the Company to (i) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or benefit plan in which the Executive was participating at the time of the Change in Control, including, but not limited to, the Company’s 401(k) Plan, the Company’s 1998 Stock

Incentive Plan, the Company’s 1999 Stock Incentive Plan or (ii) provide the Executive with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater).

(5)                                          the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy, of the Company;

(6)                                          any material breach by the Company of any provision of this Agreement;

(7)                                          any purported termination of the Executive’s employment for Cause by the Company which does not comply with the terms of Section 8 of this Agreement; or

(8)                                          the failure of the Company to obtain an agreement, satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in Section 13 hereof;

(9)                                          the Company requires the Executive to be based at any office located more than fifty (50) miles from the office where the Executive is currently based without the Executive’s consent;

(B)                      the nature of Executive’s duties or the scope of Executive’s responsibilities (including reporting responsibilities) is materially modified by the Company without Executive’s written consent where such material modification constitutes a demotion of Executive or a substantial reduction in Executive’s responsibilities;

(C)                      a reduction in the Executive’s Base Salary;

(D)                      any material breach by the Company of any provision of this Agreement that has not been cured within thirty (30) days following receipt by the Company of written notice thereof from the Executive specifically identifying such material breach; or

(E)                       this Agreement is not assumed by any successor to the Company pursuant to Section 13 hereof in a situation other than a Change in Control.

(ii)                         The Executive’s right to terminate his employment pursuant to this Section 8(c) shall not be affected by his incapacity due to physical or mental illness if such incapacity occurs after the event or condition giving rise to Executive’s right to terminate his employment pursuant to this Section 8(c).

(d)                                         Voluntary Termination. The Executive may voluntarily terminate his employment hereunder at any time.

(c)                                          For purposes of this Agreement, a “Change in Control” shall mean any of the following events:

(i)                                     An acquisition (other than directly from Neff Corp. (the (Company”)) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that Beneficial Ownership by any of Jorge Mas, Juan Carlos Mas, Jose Ramon Mas, or aggregate Beneficial Ownership by General Electric Capital Corporation and any of its 100% Affiliates (as defined), of thirty percent (30%) or more of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities shall not constitute a Change in Control; provided further, however, in determining whether a Change in Control has occurred, Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control, A “Non-Control Acquisition” shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), (B) the Company or its Subsidiaries, or (C) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(ii)                                  The individuals who, as of the date of this Agreement are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board of Directors of the Company; provided. however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii)                               The consummation of:

(A)                               A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company where:

(1)                                 the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(2)                                 the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

(3)                                 no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving

Corporation’s then outstanding voting securities or its common stock.

(B)                               A complete liquidation or dissolution of the Company; or

(C)                               The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

If the Executive’s employment is terminated by the Company without Cause prior to the date of a Change in Control but the Executive reasonably demonstrates that the termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Plan provided a Change in Control shall actually have occurred.

For the purposes of this Agreement, “100% Affiliate” means with respect to any Person, (i) each other Person that, directly or indirectly, owns or controls one hundred percent (100%) of the stock having ordinary voting power in the election of directors of such Person, (ii) each other Person of which the stock having ordinary voting power in the election of its directors is owned or controlled one hundred percent (100%) by such Person, or (iii) each other Person of which the stock having ordinary voting power in the election of its directors is owned or controlled one hundred percent (100%) by any Person defined in clause (i) above or any of its 100% Affiliates.

(f)                                           Notice of Termination. Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

(g)                                  Termination Date, Etc. “Termination Date” shall mean in the case of the Executive’s death, his date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:

(i)                                If the Executive’s employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have relumed to the full-time performance of his duties during such period of at least thirty (30) days; and

(ii)                             If the Executive’s employment is terminated for Good Reason, the date specified in the Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Company.

9.                                      Compensation Upon Termination. Upon termination of the Executive’s employment during the term of this Agreement (including any extensions thereof), the Executive shall be entitled to the following benefits:

(a)                                 If the Executive’s employment is terminated by the Company for Cause or Disability or by the Executive (other than for Good Reason), or by reason of the Executive’s death, the Company shall pay the Executive all amounts earned or accrued hereunder through the Termination Date but not paid as of the Termination Date, including (i) Base Salary, (ii) reimbursement for any and all monies advanced or expenses incurred in connection with the Executive’s employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the period ending on the Termination Date, (iii) vacation pay, (iv) any bonuses or incentive compensation and (v) any previous compensation which the Executive has previously deferred (including any interest earned or credited thereon) (collectively, “Accrued Compensation”). In addition to the foregoing, if the Executive’s employment is terminated by the Company for Disability or by reason of the Executive’s death, the Company shall pay to the Executive or his beneficiaries as severance pay each month for the eighteen (18) months immediately following the date of termination an amount in cash equal to the difference, if any, between (i) the sum of (y) the amount of payments Executive receives or will receive during that month pursuant to the disability insurance policies maintained by the Company for Executive’s benefit and (z) the adjustment described in the next sentence and (ii) Executive’s base monthly salary on the date of termination due to Disability. The adjustment referred to in clause (z) of the preceding sentence is the amount by which any tax-exempt payments referred to in clause (y) would need to be increased if such payments were subject to tax in order to make the after-tax proceeds of such payments equal to the actual amount of such tax-exempt payments. The Executive’s entitlement to any other compensation or benefits shall be determined in accordance with the Company’s employee benefit plans and other applicable programs and practices then in effect.

(b)                                 If the Executive’s employment by the Company shall be terminated (1) by the Company other than for Cause, death or Disability or (2) by the Executive for Good Reason, then the Executive shall be entitled to the benefits provided below:

(i)                          the Company shall pay the Executive all Accrued Compensation;

(ii)                       the Company shall pay the Executive as severance pay and in lieu of any further salary for periods subsequent to the Termination Date, in a single payment an amount in cash equal to one and one-half (1.5) times the sum of (A) the Executive’s Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of Termination is given (or if the Executive’s employment is terminated after a Change in Control, the Executive’s Base Salary immediately prior to the Change in Control, if greater) and (B) the “Bonus Amount.” The term “Bonus Amount” shall mean the greatest amount of the cash awards received by the Executive during any of the three fiscal years immediately preceding the Termination Date;

(iii)                    for a period of eighteen (18) months following such termination, the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits which were being provided to the Executive at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, the benefits provided to the Executive at the time of the Change in Control, if greater). The benefits provided in this Section 9 (b) (iii) shall be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, at the time of the Change in Control if more favorable to the Executive). The Company’s obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage required to be provided hereunder. This Subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents may be entitled under any of the Company’s employee benefit plans, programs or practices following the Executive’s termination of employment, including, without limitation, retiree medical and life insurance benefits; and

(iv)                   for a period of eighteen (18) months following such termination, the Company shall at its expense continue on behalf of the Executive the car allowance which was being provided to the Executive at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, the car allowance provided to the Executive at the time of the Change of Control, if greater). The Company’s obligation hereunder with respect to the car allowance shall terminate if the Executive receives a car allowance pursuant to a subsequent employer’s benefit plans or practices.

(v)                     all restrictions on any outstanding award (including restricted stock and performance stock awards) granted to the Executive shall lapse and such awards shall become fully (100%) vested immediately, assuming all performance targets and goals (if Applicable) had been fully met by the Company and by the Executive, as applicable, for such year, and all stock options and stock appreciation rights granted to the Executive shall become fully (100%) vested and shall become immediately exercisable.

(c)                                  The amounts provided for in Sections 9(a) and 9(b)(i), (ii) and (iv) shall be paid within ten (10) days after the Executive’s Termination Date.

(d)                                 The Executive shall not be required to mitigate the amount of any payment, benefit or other Company obligation provided for in this Agreement by seeking other employment or otherwise and no such payment, benefit or other Company obligation shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

10.                                Termination of Severance Agreement. Effective as of the date hereof, the Severance Agreement shall be terminated and shall be of no further force or effect.

11.                               Unauthorized Disclosure. The Executive shall not make any Unauthorized Disclosure. For purposes of this Agreement, “Unauthorized Disclosure” shall mean disclosure by the Executive without the consent of the Board to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company or as may the legally required, of any confidential information obtained by the Executive while in the employ of the Company (including, but not limited to, any confidential information with respect to any of the Company’s customers or methods of distribution) the disclosure of which he knows or has reason to believe will be materially injurious to the Company; provided, however, that such term shall not include the use or disclosure by the Executive, without consent, of any information known generally to the public (other than as a result of disclosure by him in violation of this Section 11) or any information not otherwise considered confidential by a reasonable person engaged in the same business as that conducted by the Company.

12.                               Indemnification.

(a)                                         General. The Company agrees that if the Executive is made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that the Executive is or was a director or officer of the Company or any subsidiary thereof or is or was serving at the request of the Company or any subsidiary thereof as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by Florida Jaw, as the same exists or may hereafter be amended, against all Expenses (as hereinafter defined) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director, or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators; provided, however, that the Executive shall not be so indemnified for any Proceeding which shall have been adjudicated to have arisen out of or been based upon his willful misconduct, bad faith, gross negligence or reckless disregard of duty or his failure to act in good faith in the reasonable belief that his action was in the best interests of the Company.

(b)                                         Expenses. As used in this Agreement, the term “Expenses” shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys’ fees, accountants’ investigations, and any expenses of establishing a right to indemnification under this Agreement.

(c)                                          Enforcement. If a claim or request for indemnification under this Section 12 is not paid by the Company or on its behalf, within thirty (30) days after a written claim or request has been received by the Company, the Executive may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Executive shall be entitled to be paid also the expenses of prosecuting such suit. All obligations for indemnification hereunder shall be subject to, and paid in accordance with, applicable Florida law.

(d)                                         Partial Indemnification. If the Executive is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Executive for the portion of such Expenses to which Executive is entitled.

(e)                                          Advances of Expenses. Expenses incurred by the Executive in connection with any Proceeding shall be paid by the Company in advance upon request of the Executive that the Company pay such Expenses and upon the Executive’s delivery of an undertaking to reimburse the Company for Expenses with respect to which the Executive is not entitled to indemnification.

(f)                                           Notice of Claim. The Executive shall give to the Company notice of any claim made against him for which indemnification will or could be sought under this Agreement, but the failure of the Executive to give such notice shall not relieve the Company of any liability the Company may have to the Executive except to the extent that the Company is prejudiced thereby. In addition, the Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within the Executive’s power and at such time and places as are convenient for the Executive.

(g)                                          Defense of Claim. With respect to any Proceeding as to which the Executive notifies the Company of the commencement thereof;

(i)                                  The Company will be entitled to participate therein at its own expense; and

(ii)                                  Except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Executive. The Executive also shall have the right to employ his own counsel in such action, suit or proceeding if he reasonably concludes that failure to do so would involve a conflict of interest between the Company and the

Executive, and under such circumstances the fees and expenses of such counsel shall be at the expense of the Company.

(iii)                               The Company shall not be liable to indemnify the Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would not include a full and unconditional release of the Executive without the Executive’s prior written consent. Neither the Company nor the Executive will unreasonably withhold or delay their consent to any proposed settlement.

(h)                                         Non-exclusivity. The right to indemnification and the payment of Expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Agreement shall not be exclusive of any other right which the Executive may have or hereafter may acquire under any statute, provision of the declaration of trust or certificate of incorporation or by-laws of the Company or any subsidiary, agreement, vote of shareholders or disinterested directors or otherwise.

13.                          Successors and Assigns.

(a)                                         This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term “the Company” as used herein shall include such successors and assigns. The term “successors and assigns” as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

(b)                                         Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal personal representative.

14.                          Covenant Not to Compete

(a)                                         The Executive agrees that during the term of this Agreement and for one (1) year subsequent to termination of Executive’s employment with the Company for any reason (the “Non-Compete Term”) the Executive shall not:

(i)                          Either directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, firm, partnership, corporation,

business, group or other entity (each, a “Person”), engage in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder or other individual, corporate, or representative capacity, or render any services or provide any advice or substantial assistance to any business, person or entity, if such business, person or entity, directly or indirectly will in any way compete with the Company (a “Competing Business”). Without limiting the generality of the foregoing, for purposes of this Section 14, it is understood that Competing Businesses shall include any business which rents or sells construction or industrial equipment or engages in the sale of maintenance, repair or operating supplies; provided, however, that notwithstanding the foregoing, the Executive may make passive investments in up to 2% of the outstanding publicly traded common stock of an entity which operates a Competing Business.

(ii)                       Either directly or indirectly, for himself or on behalf of or in conjunction with any other Person, solicit, hire or divert any Person who is, or who is, at the time of termination of the Executive’s employment, or has been within six (6) months prior to the time of termination of Executive’s employment, an employee of the Company or any of its subsidiaries for the purpose or with the intent of enticing such employee away from the employ of the Company or any of its subsidiaries.

(iii)                    Either directly or indirectly, for himself or on behalf of or in conjunction with any other Person, solicit, hire or divert any Person who is, or who is, at the time of termination of the Executive’s employment, or has been within six (6) months prior to the time of termination of Executive’s employment, a customer or supplier of the Company or any of its subsidiaries for the purpose or with the intent of (A) inducing or attempting to induce such Person to cease doing business with the Company or (B) in any way interfering with the relationship between such Person and the Company.

(b)                                         Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, the Executive agrees (i) that the foregoing covenants, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law, in equity or under this Agreement, may be enforced by the Company in the event of the breach or threatened breach by the Executive, by injunctions and/or restraining orders and (ii) to pay the sum of one thousand dollars ($1,000) per day for each day during which the Executive is in breach of such covenants as liquidated damages or, if greater, the amount of damages the Company can reasonably demonstrate it incurred as a result of such breach. The Company and Executive agree that the dollar amount in clause (ii) of the preceding sentence represents the product of their good faith negotiations. If the Company is involved in court or other legal proceedings to enforce the covenants contained in this Section 14, then in the event the Company prevails in such proceedings, the Executive shall be liable for the payment of reasonable attorneys’ fees, costs and ancillary expenses incurred by the Company in enforcing its rights hereunder.

(c)                                          The covenants in this Section 14 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that such court deems reasonable, and the Agreement shall thereby be reformed to reflect the same.

(d)                                         All of the covenants in this Section 14 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive against the Company whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period following the termination of the Executive’s employment with the Company during which the agreements and covenants of the Executive made in this Section 14 shall be effective, shall be computed by excluding from such computation any time during which the Executive is in violation of any provision of this Section 14.

(e)                                          Notwithstanding any of the foregoing, if any applicable law, judicial ruling or order shall reduce the time period during which the Executive shall be prohibited from engaging in any competitive activity described in Section 14 hereof, the period of time for which the Executive shall be prohibited pursuant to Section 14 hereof shall be the maximum time permitted by law.

15.                               Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the President. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

16.                               Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

17.                               Settlement of Claims. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

18.                               Survival. The agreements and obligations of the Company and the Executive made in Sections 9, 11, 12, 14, 15, 18 and 19 of this Agreement shall survive the expiration or termination of this Agreement.

19.                               Federal Income Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, slate, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

20.                               Pooling Transactions. Notwithstanding anything to the contrary, in the event of a Change in Control which is also intended to constitute a pooling transaction, the Company shall take such actions, if any, as specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the pooling transaction will qualify as such, including, without limitation, (i) deferring the vesting, exercise, payment, settlement or lapsing restrictions with respect to any payments of base salary, other payments or benefits, allowances, awards, reimbursements or perquisites that are provided for hereunder, (ii) providing that the payment or settlement be made in the form of cash, Voting Securities or securities of a successor or acquirer of the Company, or a combination of the foregoing, and (iii) providing for the extension of the term of any option to the extent necessary to accommodate the foregoing, but not beyond the maximum term of such option.

21.                               Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

22.                               Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to the conflict of law principles thereof.

23.                               Jurisdiction and Venue. Each of the parties to this Agreement hereby (a) consents to personal jurisdiction in any suit, claim, action or proceeding relating to or arising under this Agreement which is brought in any local or federal court in the State of Florida, (b) consents to service of process upon such party in the manner set forth in Section 15 hereof, and (c) waives any objection such party may have to venue in any such Florida court or to any claim that any such Florida court is an inconvenient forum.

24.                               Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

25.                               Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

NEFF CORP.

By:	/s/ Kevin Fitzgerald
Name: Kevin Fitzgerald
Title: President

MARK IRION

/s/ Mark Irion

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into and effective as of the 31st of January 2005, by and between NEFF CORP., a Delaware corporation (the “Company”), and MARK H. IRION, an individual (the “Executive” and collectively with the Company, the “Parties” or individually, a “Party”).

Recitals

WHEREAS, the Executive and the Company entered into an Employment Agreement, dated March 1, 2000 (the “Original Agreement”), where the Company and the Executive agreed to employ the Executive as the Chief Executive Officer of the Company; and

WHEREAS, the Executive and the Company desire to increase Executive’s Base Salary, as defined in the Original Agreement, pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

Terms and Conditions

1.                                      Revision to Base Salary. Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

3.                                      Base Salary and Bonus. The Company agrees to pay or cause to be paid to the Executive during the term of this Agreement a base salary at the rate of $225,000 per annum, which rate shall be reviewed at least annually by the Board of Directors of the Company (the “Board”) and may be changed in the Board’s discretion (hereinafter referred to as the “Base Salary”). Such Base Salary shall be payable in accordance with the Company’s customary practices applicable to its senior executives. In addition to the Base Salary, Executive shall be eligible annually for the term of his employment under this Agreement to receive a cash bonus in the discretion of the Board.

2.                                      Term. The Parties acknowledge that the initial term of the Original Agreement expired on February 28, 2003 and that the term of the Original Agreement has been renewed annually. The Parties further acknowledge that the Original Agreement, as amended, will renew through February 28, 2006 if neither Party gives written notice to the other on or before September 1, 2005 that it intends not to extend the Original Agreement, as amended.

3.                             Ratification. As hereby amended, the Parties reaffirm the terms and conditions of the Original Agreement.

4.                             Amendment. This Amendment may not be amended or modified, or any provision waived, unless in writing and signed by the Parties.

5.                             Counterpart. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

EXECUTED as of the date set forth in the first paragraph of this Amendment.

EXECUTIVE:

Mark H. Irion

NEFF CORP.

By:
Juan Carlos Mas, President and Chief Executive Officer

2

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (the “Amendment”) is entered into and effective as of the 8th of July 2005, the Effective Date”), by and among Neff Corp., a Delaware corporation (the “Company”), Neff Rental LLC a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company, Neff Finance Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Neff Rental LLC, Neff Rental, Inc. a Delaware corporation and a direct wholly-owned subsidiary of Neff Rental LLC and Mark H. Irion, an individual (the “Executive” and collectively with the Company, Neff Rental LLC, Neff Finance Corp. and Neff Rental, Inc., the “Parties”).

Recitals

WHEREAS, the Executive and the Company entered into an Employment Agreement effective as of March 1, 2000 (the Original Agreement”), where the Company and the Executive agreed to employ the Executive as Chief Financial Officer of the Company; and

WHEREAS, the Executive and the Company entered into the First Amendment to the Original Agreement effective as of January, 31, 2005 (the “First Amendment”); and

WHEREAS, the Executive and the Company desire to add Neff Rental LLC, Neff Finance Corp. and Neff Rental. Inc. as parties to the Original Agreement and the First Amendment.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

Terms and Conditions

As of the Effective Date, the Original Agreement and the First Amendment are hereby amended to add Neff Rental LLC, Neff Finance Corp. and Neff Rental Inc. as “Parties” (as the term is defined in each of the Original Agreement and First Amendment).

[signature page follows]

1

IN WITNESS WHEREOF, the Company. Neff Rental LLC, Neff Finance Corp, and Neff Rental. Inc. have caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

NEFF CORP.

By:	/s/
Name:
Title:

NEFF RENTAL LLC

By:	/s/
Name:
Title:

NEFF FINANCE CORP.

By:	/s/
Name:
Title:

NEFF RENTAL, INC.

By:	/s/
Name:
Title:

EXECUTIVE

/s/
Mark Irion

Second Amendment to Mark Irion Employment Agreement

2

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of May 31, 2007 by and between Mark Irion (the “Executive”), and Neff Corp., a corporation organized and existing under the laws of the State of Tennessee (the “Company”).

WHEREAS, Executive as currently employed as Chief Financial Officer of the Company pursuant to an employment agreement dated March 1, 2000, between Executive and Neff Corp. (the “Employment Agreement”), as first amended on January 31, 2005 and as next amended on July 8. 2005; and

WHEREAS, in connection with the transactions contemplated by that certain Agreement and Plan of Merger by and among LYN Holdings LLC, LYN Holdings Corp. LYN Acquisition Corp., and Neff Corp. dated March 31 2007, pursuant to which the Company will merge with and into Neff Corp., with Neff Corp. remaining the surviving entity (the “Merger”); and

WHEREAS, in connection with the Merger, the Executive, LYN Holdings LLC, and LYN Holdings Corp. executed a letter agreement dated March 31, 2007 (the “Equity Commitment Letter”) which, among other things provided for changes to the Executive’s severance rights otherwise contained in the Employment Agreement; and

WHEREAS, in connection with the foregoing, the Company wishes to formally amend the terms of the Employment Agreement to reflect those changes to the Employment Agreement agreed to under the Equity Commitment Letter, and as set forth herein, to be effective as of the closing of the Merger; and

WHEREAS, the Company and Executive agree to enter into such amendment on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree, effective as of the closing of the Merger, as follows:

1.        Definitions. Capitalized terms not defined herein shall have the meaning set forth in the Employment Agreement.

2.        Amendment. Section 1 of the Employment Agreement shall be deleted in its entirety and replaced with the following language: “Term. Subject to the provisions for termination set forth in Section 8, the initial term of employment under this Agreement shall be for a period of three (3) years commencing on May 31, 2007 and shall be automatically extended for additional one (1) year periods following such initial three-year period, unless one of the Parties shall give written notice to the other on or before the date which is six (6) months prior to the expiration of the current term of the Agreement of such Party’s election not to so extend this Agreement.”

Section 9 of the Employment Agreement shall be amended: (a) by deleting any reference contained therein to “18 months” and replacing it with “36 months”; and (b) by deleting any reference contained therein to “1.5 times” and replacing it with “3 times”.

3.        General.

(a)     This Amendment shall be governed and construed as to its validity, interpretation and effect by the laws of the State of Florida, without reference to its conflicts of laws provisions, and the arbitration provisions of the Employment Agreement shall apply to any dispute with respect to this Amendment.

(b)     This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

2

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed the day and year first written above.

COMPANY

NEFF CORP.

By:	/s/ Graham Hood
Name:	Graham Hood
Title:	President

EXECUTIVE

/s/ Mark Trion
Name:	Mark Trion
Title:	CFO

[Signature Page to Employment Agreement Amendment]

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of September 30, 2010 (this “Amendment”), by and among MARK IRION (the “Executive”) and NEFF CORP., a corporation organized and existing under the laws of the State of Delaware (the “Company”), NEFF RENTAL, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company, NEFF FINANCE CORP., a Delaware corporation and a direct, wholly-owned subsidiary of Neff Rental, LLC, NEFF RENTAL, INC., a Delaware corporation and a wholly-owned subsidiary of Neff Rental, LLC. The Company, Neff Rental, LLC, Neff Finance Corp., Neff Rental, Inc. and the Executive are sometimes referred to herein, each a “Party” and, collectively, the “Parties.”

W I T N E S S E T H:

WHEREAS, the Executive and the Company entered into an Employment Agreement, dated as of March l, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Employment Agreement”);

WHEREAS, the Debtors (as defined below) are parties to (a) that certain Backstop Unit Purchase Agreement, dated as of July 22, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, and including any exhibits, schedules and annexes attached thereto, the “Backstop Unit Purchase Agreement”), with the entities and persons parties thereto from time to time as “Backstop Parties” thereunder; and (b) that certain Asset Purchase Agreement, dated as of September 22, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, and including any exhibits, schedules and annexes attached thereto, the “Purchase Agreement”), with Reorganized Neff, L.L.C., a Delaware limited liability company (together with its successors and permitted assigns thereunder, individually and collectively (as the context may require), the “Buyer”);

WHEREAS, the Company and certain of its affiliates (collectively, the “Debtors”) have commenced bankruptcy cases under chapter 11 of title 11 of the Bankruptcy Code. 11 U.S.C, §§ 101—1532 (as amended, the “Bankruptcy Code”) jointly administered under the caption In re Neff Corp., Case No. 10-12610 (SCC) (Bankr. S.D.N.Y.), pursuant to which the Company has filed the Debtors’ Third Amended Joint Plan Pursuant to Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York on September 20, 2010 (including any modifications, amendments, supplements, or revisions thereto, the “Plan”), in furtherance of, among other things, the transactions contemplated by such transactions, together with all of the other transactions described in or contemplated by the Plan, the Backstop Unit Purchase Agreement and the Purchase Agreement (such transaction, together with all of the other transactions described in or contemplated by the Plan, collectively, the “Restructuring”);

WHEREAS, the Executive desires for the Company to assume the Employment Agreement, and to assign and transfer the Employment Agreement to the Buyer, in each case pursuant to (and subject to the terms and conditions of) the Plan and the Purchase Agreement; and

WHEREAS, in connection with such assumption, assignment and transfer of the Employment Agreement, the Parties desire to amend the Employment Agreement in certain respects on the terms set forth herein.

NOW THEREFORE, in consideration of the promises and the mutual covenants and obligations contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, subject to the terms and conditions set forth herein, agree as follows:

1.                                      Definitions. All references in the Employment Agreement to “this Agreement” shall be deemed to refer to the Employment Agreement as amended by this Amendment. Capitalized terms not defined herein shall have the meanings set forth for such terms in the Employment Agreement.

2.                                      Amendments. The Parties hereby agree that, effective upon the Effective Date (as defined in the Plan), the Employment Agreement shall be deemed amended (without any further action on the part of, or notice to, either of the Parties or any other person or entity) as follows:

(a)                                 Section 5 of the Employment Agreement is amended and restated in its entirety to read as follows:

“5.                                Executive Benefits. The Executive shall be entitled to participate in all executive benefit or incentive compensation plans maintained as of the Effective Date (after giving effect to the transactions contemplated by the Restructuring) or thereafter established from time to time by the Company for the purpose of providing compensation and/or benefits to executives of the Company, including, but not limited to, the Company’s 401(k) Plan and any supplemental retirement, salary continuation, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans. Unless otherwise provided herein, or in the terms of such executive benefit or incentive compensation plans, the Executive’s participation in such plans shall be on the same basis and terms as other similarly situated executives of the Company, but in no event on a basis less favorable in terms of benefit levels or reward opportunities applicable to the Executive on the Effective Date and after giving effect to the transactions contemplated by the Restructuring. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executives entitlements hereunder.”

(b)                                 Section 8(c)(i)(A)(4) of the Employment Agreement is amended by deleting in their entirety any reference to the terms “1998 Stock Incentive Plan” and “1999 Stock Incentive Plan.”

(c)                                  Section 8(c) of the Employment Agreement is amended by adding the following new paragraph to the end of Section 8(c):

“(iii)      Without limiting the penultimate paragraph of Section 8(e), neither the existence of the Restructuring, the consummation of the Restructuring nor any action taken by (or omission of) the Company on or prior to the Effective Date in connection with the Restructuring shall (x) constitute Good Reason, (y) provide grounds for a finding that Good Reason exists, or (z) establish any element of Good Reason.”

(d)                                 Section 8(e)(i) of the Employment Agreement is amended and restated in its entirety to read as follows:

“(i)            An acquisition (other than directly from Neff Holdings LLC (“Holdings”)) of any voting securities of Holdings (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the then outstanding limited liability company interests of Holdings (“Shares”) or the combined voting power of the Company’s then outstanding Voting Securities: provided, however, that Beneficial Ownership by any of Wayzata Investment Partners, LLC or any of its affiliates or Related Funds, of thirty percent (30%) or more of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities shah not constitute a Change in Control: provided further, however, in determining whether a Change in Control has occurred. Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) Holdings of the Company or (2) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by Holdings or the Company (for purposes of this definition, a “Subsidiary”), (B) Holdings or its Subsidiaries, or (C) any Person in connection with a “Non-Control Transaction” (as hereinafter defined):”

(e)                                  Section 8(e)(ii) of the Employment Agreement is amended and restated in its entirety to read as follows:

“(ii)         If the individuals who are members of the Board of Managers of Holdings as of the Effective Date, after giving effect to the transactions contemplated by the Restructuring (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board of Managers of Holdings: provided, however, that if the election, or nomination for election by Holdings’ common members, of any new manager was approved by a vote of at least two-thirds of the Incumbent Board, such new manager shall, for purposes of this Agreement, be considered as a member of the Incumbent Board: provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest: or”

(f)                                   Section 8(e) of the Employment Agreement is further amended by (i) deleting the last paragraph of such Section and (ii) adding the following new paragraphs at the end of such Section:

“Neither the existence of the Restructuring, the consummation of the Restructuring nor any action taken by (or omission of) the Company on or prior to the Effective Date in connection with the Restructuring shall (x) constitute a Change in Control, (y) provide grounds for finding that a Change in Control occurred or otherwise exists, or (z) establish any element of a Change in Control.

(g)                                  Section 9(b)(ii) of the Employment Agreement shall be amended and restated it its entirety as follows:

“the Company shall pay the Executive as severance pay and in lieu of any further salary for periods subsequent to the Termination Date, the sum of (A) an amount in cash equal to three times the Executive’s Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of Termination is given (or if the Executive’s employment is terminated after a Change in Control, the Executive’s Base Salary immediately prior to the Change in Control, if greater), payable in monthly installments for a period of thirty-six (36) months beginning on the payroll coincident with or immediately following the Termination Date, but delayed as required pursuant to Section 9(c), payable in accordance with the Company’s payroll procedures and subject to applicable withholdings, and (B) an amount in cash equal to three times the “Bonus Amount,” payable in a single sum cash payment, subject to applicable withholdings, on the payroll immediately following the date the General Release (as defined in Section 9(c)) is executed, delivered to the Company and no longer subject to revocation. The term “Bonus Amount” shall mean the greatest amount of the cash awards received by the Executive from the Company during any of the three fiscal years immediately preceding the Termination Date.”

(h)                                 Section 9(c) of the Employment Agreement is amended and restated in its entirety to read as follows:

“(c)           The amounts provided for in the first sentence of Section 9(a) and Section 9(b)(i) shall be paid within ten (10) days after the Termination

Date. The amounts and benefits provided for in the second sentence of Section 9(a) and in Sections 9(b)(ii)-(v) shall be expressly conditioned upon the Executive executing and delivering to the Company a written general release or claims in favor of the Company, in form and substance satisfactory to the Company (the “General Release”), and shall only be payable or provided if Executive executes, delivers to the Company and does not revoke the General Release within sixty (60) days following the Termination Date. Notwithstanding anything to the contrary herein, such payments or benefits shall not be paid or provided until the first scheduled payroll immediately following the date the General Release is executed, delivered to the Company and no longer subject to revocation, with the first such payment being in an amount equal to the amount to which Executive would otherwise have been entitled or to reimburse the Executive for amounts otherwise paid for benefits during the period following the Termination Date that otherwise would have been paid by the Company if such deferral had not been required: provided, however, that any such amounts that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code shall only be paid or provided, or begin to be paid or provided, on the sixtieth (60th) day following the Termination Date (and then only if the General Release is executed, delivered to the Company and no longer subject to revocation by such date), and if such payments are required to be so deferred, the first payment shall be in an amount equal to the total amount to which Executive would otherwise have been entitled or to reimburse Executive for amounts otherwise paid for benefits during the period following the Termination Date that otherwise would have been paid by the Company if such deferral had not been required.

(i)                                     Section 9(d) of the Employment Agreement is amended and restated in its entirety to read as follows:

“In the event the Executive accepts other employment or is engaged as an independent contractor at any time during the 36-month period following the Termination Date, the Company shall be entitled to reduce the amount of severance benefits and/or payments the Company is required to pay under the second sentence of Section 9(a) and any of Sections 9(b)(ii)-(v) by an amount equal to the total compensation received or receivable by the Executive pursuant to such new employment or engagement.”

(j)                                    Section 9 of the Employment Agreement is further amended by adding the following new paragraphs to the end of such Section:

“(e)           In the event that the Executive breaches any of the covenants, terms or provisions of Section 11 or Section 14 hereof, without limiting any other rights that the Company may have, the Company’s obligation to provide payments and benefits as set forth in the second sentence of Section 9(a) and Sections 9(b)(ii)-(v) shall immediately terminate (without any further action on the part of, or notice to, either of the parties hereto or any other person or entity).

(f)        A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation form service” within the meaning of Section 409A of the Code.

(g)       To the extent any reimbursements or in-kind benefits under this Agreement constitute “non-qualified deferred compensation” for purposes of Section 409A of the Code, (i) all such expenses, benefits or other reimbursements under this Agreement shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Executive, (ii) any right to such reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit, and (iii) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

(h)      For purposes of Section 409A of the Code, the Executive’s right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments, Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(i)                       Unless this Agreement provides a specified and objectively determinable payment schedule to the contrary, to the extent that any payment of Base Salary or other compensation is to be paid for a specified continuing period of time beyond the date of the Executive’s termination of employment, the payments of such Base Salary or other compensation shall be made in monthly installments.

(j)            The intent of the parties is that payments and benefits under this Agreement comply with or be exempt from Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith or exempt therefrom. Executive acknowledges that the Company has made no representations as to the treatment of the compensation and benefits provided hereunder.”

(k)                                 Sections 12(a) and 12(c) of the Employment Agreement are amended by deleting the words “Florida law” contained in such Sections and inserting, in lieu thereof,

the following additional words: “Delaware law (assuming, for purposes of this Section 12, that the Company is a Delaware corporation)”.

(l)                                     A new Section 26 is added to the Employment Agreement to read as follows:

“26.                         Tax Treatment. Notwithstanding any other provision of this Agreement to the contrary, in the event that any payment that is either received by the Executive or paid by the Company on the Executive’s behalf or any property, or any other benefit provided to the Executive under this Agreement or under any other plan, arrangement or agreement with the Company or any other person whose payments or benefits are treated as contingent on a change of ownership or control of the Company (or in the ownership of a substantial portion of the assets of the Company) or any person affiliated with the Company or such person (but only if such payment or other benefit is in connection with the Executive’s employment by the Company) (collectively, the “Company Payments”), will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority), then the Executive will be entitled to receive either (i) the full amount of the Company Payments, or (ii) a portion of the Company Payments having a value equal to $1 less than three (3) times the Executive’s “base amount” (as such term is defined in Section 280G(b)(3)(A) of the Code), whichever of clauses (i) and (ii), after taking into account applicable federal, state, and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by the Executive on an after-tax basis, of the greatest portion of the Company Payments. Any determination required under this Section 26 shall be made in writing by the independent public accountant of the Company (the “Accountants”), whose determination shall be conclusive and binding for all purposes upon the Company and the Executive. For purposes of making any calculation required by this Section 26, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good-faith interpretations concerning the application of Sections 280G and 4999 of the Code. If there is a reduction of the Company Payments pursuant to this Section 26, such reduction shall occur in the following order; (A) any cash severance payable by reference to the Executive’s Base Salary or Annual Bonus. (B) any other cash amount payable to the Executive. (C) any employee benefit valued as a “parachute payment.” and (D) acceleration of vesting of any outstanding equity award.”

(m)                             A new Section 27 is added to the Employment Agreement to read as follows:

“27.                         Definitions.

“Amendment No. 4” shall mean Fourth Amendment to Employment Agreement, dated as of September 30, 2010, by and among the Company and the Executive, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Effective Date” shall mean the “Effective Date” as defined in the Plan.

“Plan” shall have the meaning given to such term in Amendment No. 1.

“Related Fund” shall have the meaning given to such term in the Purchase Agreement.

“Restructuring” shall have the meaning given to such term in Amendment No. 4.

3.                                      Consents. The Executive hereby grants all consents and waivers that may be necessary or required (whether under applicable law (including the Bankruptcy Code), the Employment Agreement or otherwise) to (a) the assumption by the Company of the Employment Agreement, and (b) the assignment and transfer by the Company of the Employment Agreement to the Buyer, in each case pursuant to (and subject to the terms and conditions of) the Plan and the Purchase Agreement. In addition, the Executive hereby waives the application of the provisions of the first sentence of Section 13(a) of the Employment Agreement in connection with the assumption, assignment and transfer referred to in the immediately preceding sentence. Without limiting the generality of the definition of “Buyer” herein the Executive acknowledges and agrees that the term “Buyer” shall include the Buyer’s primary operating subsidiary undertaking the operations currently performed by Neff Rental, Inc. and the consents and waivers set forth in this Section 3 shall apply to any assignment and transfer of the Employment Agreement between or among Buyer and such subsidiary.

4.                                      Acknowledgments.

(a)                                 The Executive hereby acknowledges and agrees that neither the existence of the Restructuring, the consummation of the Restructuring nor any action taken by (or omission of) the Company on or prior to the Effective Date in connection with the Restructuring shall (i) constitute Good Reason, (ii) provide grounds for a finding that Good Reason exists or (iii) establish any element of Good Reason.

(b)                                 The Executive hereby acknowledges and agrees that neither the existence of the Restructuring, the consummation of the Restructuring nor any action taken by (or omission of) the Company on or prior to the Effective Date in connection with the Restructuring shall (i) constitute a Change in Control, (ii) provide grounds for a finding that a Change in Control occurred or otherwise exists or (iii) establish any element of a Change in Control.

(c)                                  The Executive hereby acknowledges and agrees that he is not, as of the Effective Date, owed or otherwise entitled to any bonuses or incentive compensation and that there is no compensation owed which he previously deferred.

(d)                                 The Executive hereby acknowledges and agrees that all options, warrants, capital stock and other equity awards granted or issued to the Executive pursuant to the Debtors’ plans or programs will be terminated in connection with the consummation of the transactions contemplated by the Restructuring, and that the Executive will receive no consideration therefor.

5.                                      Ratification. Except as expressly provided herein, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the obligations, covenants or rights contained in the Employment Agreement, all of which are ratified and confirmed in all respects by the Parties and shall continue in full force and effect.

6.                                      Effective Date of Amendment. Notwithstanding anything herein to the contrary, and unless otherwise agreed-to by the Executive, this Amendment shall be null and void ab initio if the Effective Date does not occur.

7.                                      Effect of Amendment. Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect. Each reference to the Employment Agreement hereafter made in any document, agreement, instrument, notice or communication shall mean and be a reference to the Employment Agreement, as amended and modified hereby.

8.                                      Miscellaneous.

(a)                                 The Buyer is an intended third-party beneficiary of this Amendment. This Amendment may be relied upon by (and is being relied upon by), shall be for the benefit of, and may be enforced by, the Buyer and each of its successors and assigns.

(b)                                 This Amendment shall he governed and construed as to its validity, interpretation and effect by the laws of the State of Florida, without reference to its conflicts of laws provisions.

(c)                                  The Section captions herein are for convenience of reference only, do not constitute part of this Amendment and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(d)                                 This Amendment constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect to such subject matter.

(e)                                  This Amendment may be executed and delivered (by facsimile or PDF signature) in any number of counterparts, and each such counterpart shall he deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of June 1, 2011 (this “Amendment”), by and between MARK IRION (the “Executive”) and NEFF RENTAL LLC, a Delaware limited liability company (collectively, the “Company”). The Company and the Executive are sometimes referred to herein each a “Party” and, collectively, the “Parties.”

W I T N E S S E T H:

WHEREAS, the Executive is currently employed as Chief Financial Officer of the Company pursuant to an Employment Agreement dated as of March 1, 2000, between the Company (as assignee under such Employment Agreement from Neff Rental, Inc., Neff Rental LLC. Neff Finance Corp. and Neff Corp.) and the Executive (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Employment Agreement”):

WHEREAS, concurrent with the execution of this Amendment, the Executive and Neff Holdings LLC, a Delaware limited liability company and the Company’s indirect parent (the “Parent”), are entering into an amendment (the “Award Amendment”) to that certain Class B Unit Option Award Agreement entered into as of October 10, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Award Agreement”) between the Executive and the Parent in connection with the Neff Holdings LLC Management Equity Plan dated as of October 1, 2010, to, inter alia, amend the definition of “EBITDA” set forth in the Award Agreement to include certain additional add-backs of items which the Parent does not believe are indicative of the future performance of the Parent and its subsidiaries (such amendment, the “Specified Amendment”);

WHEREAS, the Parent is not obligated to provide the Specified Amendment and the Executive will receive substantial benefits from the Specified Amendment; and

WHEREAS, the Parent has communicated to the Executive that the Parent will not provide the Specified Amendment unless the Executive enters into this Amendment.

NOW THEREFORE, in consideration of the promises and the mutual covenants and obligations contained herein and in the Award Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, subject to the terms and conditions set forth herein, agree as follows:

1.                                      Definitions. All references in the Employment Agreement to “this Agreement” shall be deemed to refer to the Employment Agreement as amended by this Amendment. Capitalized terms not defined herein shall have the meanings set forth for such terms in the Employment Agreement.

2.                                      Acknowledgments by the Executive. The Executive hereby acknowledges and agrees as follows:

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(a)                                 the Parent would not agree to provide the Specified Amendment (and the benefits conferred thereby) but for the execution and delivery by the Executive of this Amendment; and

(b)                                 it is in the best interests of the Executive to execute and deliver this Amendment inasmuch as the Executive will receive substantial benefits from the Specified Amendment provided under the Award Amendment.

3.                                      Amendment. The Parties hereby agree, effective as of the date of this Amendment, that Section 14(a) of the Employment Agreement is amended (without any further action on the part of, or notice to, either of the Parties or any other person or entity) by deleting the words “one (1) year” set forth therein and inserting, in lieu thereof, the words “two (2) years”.

4.                                      Ratification. Except as expressly provided herein, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the obligations, covenants or rights contained in the Employment Agreement, all of which are ratified and confirmed in all respects

5.                                      Effect of Amendment. Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect. Each reference to the Employment Agreement hereafter made in any document, agreement, instrument, notice or communication shall mean and be a reference to the Employment Agreement, as amended and modified hereby.

6.                                      Miscellaneous.

(a)                                 This Amendment shall be governed and construed as to its validity, interpretation and effect by the laws of the State of Florida, without reference to its conflicts of laws provisions.

(b)                                 The Section captions herein are for convenience of reference only, do not constitute part of this Amendment and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(c)                                  This Amendment constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect to such subject matter.

(d)                                 This Amendment may be executed and delivered (by facsimile or PDF signature) in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed the day and year first written above.

Mark Irion

NEFF RENTAL LLC

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed the day and year first written above.

NEFF CORP.

By:	/s/ Graham Hood
Name: Graham Hood
Title: Chief Executive Officer

NEFF RENTAL LLC

By:	/s/ Graham Hood
Name: Graham Hood
Title: Chief Executive Officer

NEFF FINANCE CORP.

By:	/s/ Graham Hood
Name: Graham Hood
Title: Chief Executive Officer

NEFF RENTAL, INC.

By:	/s/ Graham Hood
Name: Graham Hood
Title: Chief Executive Officer

Employment Agreement Amendment — Irion